                                                              Exhibit 23.1

                       Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated September 3, 2003, except for Note 12, as to which the date is September 24, 2003, on our audits of the consolidated financial statements of Decorize, Inc. as of and for the years ended June 30, 2003 and
2002, in Amendment No. 5 to the Registration Statement (Form SB-2) and related
Prospectus of Decorize, Inc. for the registration of 3,292,427 shares of its common stock.

                                                              /s/ BKD, LLP

Springfield, Missouri
November 13, 2003